Exhibit 99.1

• The partnership reported $70.8 million of net income attributable to the partnership, $93.5 million of net cash provided by operating activities, $86.6 million of adjusted EBITDA attributable to the partnership, and $90.5 million of cash available for distribution.

• Acquisition of 100% interest in Delta and Na Kika Pipelines from Shell Pipeline Company and the Refinery Gas Pipelines from Shell Chemical LP.

• First quarter distribution of $0.2910/unit, up 5.1% from previous quarter, which supports the partnership's intent to deliver 20% annual distribution growth through 2018.

HOUSTON, May 5, 2017 – Shell Midstream Partners, L.P. (NYSE: SHLX), a growth-oriented mainstream midstream master limited partnership formed by Royal Dutch Shell plc (RDS), reported net income attributable to the partnership of $70.8 million for the first quarter of 2017, which equated to $0.33 per common limited partner unit. Shell Midstream Partners also generated adjusted earnings before interest, income taxes, depreciation and amortization attributable to the partnership of $86.6 million.

Total cash available for distribution was $90.5 million in the first quarter, up some $7.8 million or 9% from the prior quarter. "We are continuing to build and grow a mainstream midstream portfolio of assets that delivers ratable and predictable cash flows. This is evidenced by another quarter of positive results - both financially and operationally." said John Hollowell, CEO Shell Midstream Partners.

As previously announced, Shell Midstream Partners entered into a purchase and sale agreement to acquire 100% interest in the Refinery Gas Pipelines, Delta Pipeline and Na Kika Pipeline for $630.0 million from Shell. "The acquisition of the Refinery Gas Pipelines from Shell Chemical is an important milestone for Shell Midstream Partners. This is the first drop down from outside of Shell Pipeline and signals a move into the next phase of our strategy to extend the reach of the MLP into the larger Shell portfolio." said John Hollowell. "In addition, with the acquisition of the Na Kika and Delta Pipelines, we have completed our Eastern Gulf of Mexico corridor. This acquisition will position us well to capture future growth in and around the corridor."

The Board of Directors of the general partner previously declared a cash distribution of $0.2910 per limited partnership unit for the first quarter of 2017. This distribution represented an increase of 5.1% over the fourth quarter 2016 distribution and 23.8% increase over the first quarter 2016 distribution. This represents the ninth consecutive quarter of distribution growth, which supports the partnership's intent to increase distributions by 20% CAGR through 2018. The distribution coverage ratio was 1.4x for the first quarter.

FINANCIAL HIGHLIGHTS

•	Net income attributable to the partnership was $70.8 million, compared to $69.5 million for the prior quarter.

•	Net cash provided by operating activities was $93.5 million, compared to $68.9 million for the prior quarter.

•
Cash available for distribution was $90.5 million, compared to $82.7 million for the prior quarter, representing a 9.4% increase quarter on quarter. The increase was primarily due to increased transportation and storage revenue at Mars and higher dividends from Colonial.

•	Total cash distribution declared was $63.6 million resulting in a 1.4x coverage ratio.

•	Adjusted EBITDA attributable to the partnership was $86.6 million, compared to $84.3 million for the prior quarter.

•	As of March 31, 2017, the partnership had $154.6 million of consolidated cash and cash equivalents on hand.

Cash available for distribution and Adjusted EBITDA are non-GAAP supplemental financial measures. See reconciliation tables later in this press release.

ASSET HIGHLIGHTS

Crude Systems and Related Storage

◦
Zydeco - Mainline volumes were 592 kbpd in the current quarter, compared to 628 kbpd in the prior quarter. Volumes from committed shippers were down 6 kbpd and the remainder was related to lower volume sourced from Offshore. The decrease in volumes was largely due to market dynamics.

◦	Lockport - Throughput volumes were up compared to the prior quarter, which was offset by lower storage volume due to customer needs and maintenance activity.

◦
Auger - Volumes were 92 kbpd, lower than the prior quarter of 105 kbpd primarily due to market choices as shippers are moving greater than expected volumes to SMI 205 to get into Louisiana markets, as well as well issues from connected producers.

◦
Mars - Volumes were 440 kbpd compared to 396 kbpd in the prior quarter. Increase in volume was largely due to the continued ramp up of the production from the connecting Amberjack pipeline and a new well from the Olympus platform that came online in the fourth quarter.

◦	Poseidon - Volumes were 260 kbpd, in line with the prior quarter of 273 kbpd due to planned maintenance during the quarter.

◦	Endymion and Proteus - Volumes were in line with expectations.

Refined Products Systems and Related Storage

◦	Bengal - Volumes were 579 kbpd compared to 540 kbpd in the prior quarter. The increase is largely a return to prior performance following outages in Q4 2016.

◦	Colonial - Dividends were $6.5 million up $3.1 million from the prior quarter, which is more in line with prior quarterly performance.
ABOUT SHELL MIDSTREAM PARTNERS, L.P.
Shell Midstream Partners, headquartered in Houston, Texas, is a fee-based, growth-oriented midstream master limited partnership formed by Royal Dutch Shell to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners' assets consist of pipelines, crude tank storage and terminal systems that serve as key infrastructure to transport and store onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and to deliver refined products from Gulf Coast markets to major demand centers.
For more information on Shell Midstream Partners and the assets owned by the partnership, please visit www.shellmidstreampartners.com.
FORTHCOMING EVENTS
Shell Midstream Partners will hold a webcast at 9:00am CT to discuss the reported results and provide an update on partnership operations. Interested parties may listen to the conference call on Shell Midstream Partners’ website at www.shellmidstreampartners.com by clicking on the “2017 First-Quarter Financial Results Webcast” link, found under the "Events and Conferences" section. A replay of the conference call will be available following the live webcast.

Unaudited Summarized Financial Statement Information

	For the Three Months Ended
(in millions of dollars)	March 31, 2017	December 31, 2016
Revenue (1)	$70.2	$75.6
Costs and expenses
Operations and maintenance	21.4	18.6
Loss from disposition of fixed assets	—	0.1
General and administrative	8.0	7.7
Depreciation, amortization and accretion	6.2	6.0
Property and other taxes	2.8	1.8
Total costs and expenses	38.4	34.2
Operating income	31.8	41.4
Income from equity investments	38.7	30.9
Dividend income from cost investments	7.3	4.5
Investment and dividend income	46.0	35.4
Interest expense, net	4.8	4.5
Income before income taxes	73.0	72.3
Income tax expense	—	—
Net income	73.0	72.3
Less: Net income attributable to noncontrolling interests	2.2	2.8
Net income attributable to the Partnership	$70.8	$69.5
Less: general partner's interest in net income attributable to the Partnership	12.1	9.7
Limited Partners' interest in net income attributable to the Partnership	$58.7	$59.8

Net income per Limited Partner Unit – Basic and Diluted:
Common	$0.33	$0.34
Subordinated (2)	$—	$0.34

Weighted average Limited Partner Units outstanding – Basic and Diluted (in millions):
Common units – public	88.4	88.3
Common units – SPLC	88.9	21.5
Subordinated units – SPLC (2)	—	67.5

(1) Deferred revenue for the three months ended March 31, 2017 and December 31, 2016, including the impact of overshipments and expiring credits, was $1.8 million and $2.8 million, respectively.
(2) The subordinated units converted into common units on February 15, 2017, and were considered outstanding common units for the entire period with respect to the weighted average number of units outstanding.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income
	For the Three Months Ended
(in millions of dollars)	March 31, 2017	December 31, 2016
Net income	$73.0	$72.3
Add:
Loss from disposition of fixed assets	—	0.1
Depreciation, amortization and accretion	6.2	6.0
Interest expense, net	4.8	4.5
Income tax expense	—	—
Cash distribution received from equity investments	43.9	35.4
Less:
Income from equity investments	38.7	30.9
Adjusted EBITDA	89.2	87.4
Less:
Adjusted EBITDA attributable to noncontrolling interests	2.6	3.1
Adjusted EBITDA attributable to the Partnership	86.6	84.3
Less:
Net interest paid attributable to the Partnership	4.8	4.5
Maintenance capex attributable to the Partnership	5.2	6.2
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	7.5	7.9
Reimbursements from Parent included in partners' Capital	6.4	1.2
Cash Available for Distribution Attributable to the Partnership	$90.5	$82.7

See "Non-GAAP Financial Measures" later in this press release.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Cash Provided by Operating Activities
	For the Three Months Ended
(in millions of dollars)	March 31, 2017	December 31, 2016
Net cash provided by operating activities	$93.5	$68.9
Add:
Interest expense, net	4.8	4.5
Income tax expense	—	—
Return of investment	6.0	5.4
Less:
Deferred revenue	8.5	8.6
Amortization of credit facility issuance cost	—	2.5
Change in other assets and liabilities	6.6	(19.7)
Adjusted EBITDA	89.2	87.4
Less:
Adjusted EBITDA attributable to noncontrolling interests	2.6	3.1
Adjusted EBITDA attributable to the Partnership	86.6	84.3
Less:
Net interest paid attributable to the Partnership	4.8	4.5
Maintenance capex attributable to the Partnership	5.2	6.2
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	7.5	7.9
Reimbursements from Parent included in partners' Capital	6.4	1.2
Cash Available for Distribution Attributable to the Partnership	$90.5	$82.7

See "Non-GAAP Financial Measures" later in this press release.

Distribution Information

(in millions of dollars, except per-unit and ratio data)	For the Three Months Ended
	March 31, 2017	December 31, 2016
Quarterly distribution declared per unit	$0.29100	$0.27700

Adjusted EBITDA attributable to the Partnership (1)	$86.6	$84.3

Cash available for distribution attributable to the Partnership (1)	$90.5	$82.7

Distribution declared:
Limited Partner units – Common	$51.6	$30.4
Limited Partner units – Subordinated (2)	—	18.7
General partner units	12.0	9.5
Total distribution declared	$63.6	$58.6

Coverage ratio (3)	1.4	1.4

(1) Non-GAAP measures. See reconciliation tables earlier in this press release.
(2) The subordinated units converted to common units on February 15, 2017.
(3) Coverage ratio is equal to Cash Available for Distribution attributable to the partnership divided by total distribution declared.

Capital Expenditures
(in millions of dollars)	For the Three Months Ended
	March 31, 2017	December 31, 2016
Expansion capital expenditures	$1.8	$0.5
Maintenance capital expenditures	5.5	6.5
Total capital expenditures paid	$7.3	$7.0

Condensed Consolidated Balance Sheet Information
(in millions of dollars)	March 31, 2017	December 31, 2016
Cash and cash equivalents	$154.6	$121.9
Property, plant & equipment	403.8	398.0
Total assets	898.8	865.6
Total related party debt	685.3	686.0
Total equity	137.5	119.9

Pipeline and Terminal Volumes and Revenue per Barrel
	For the Three Months Ended
	March 31, 2017	December 31, 2016
Pipeline throughput (thousands of barrels per day) (1)
Zydeco – Mainlines	592	628
Zydeco – Other segments	555	526
Zydeco total system	1,147	1,154
Mars total system	440	396
Bengal total system	579	540
Poseidon total system	260	273
Auger total system	92	105
Odyssey total system	114	107
Other systems	337	—

Terminals (2)
Lockport terminaling throughput and storage volumes	209	168

Revenue per barrel ($ per barrel)
Zydeco total system (3)	$0.54	$0.56
Mars total system (3)	1.46	1.44
Bengal total system (3)	0.34	0.34
Auger total system (3)	1.14	1.08
Odyssey total system (3)	0.95	0.95
Lockport total system (4)	0.24	0.30

(1) Pipeline throughput is defined as the volume of delivered barrels.
(2) Terminaling throughput is defined as the volume of delivered barrels and storage is defined as the volume of stored barrels.
(3) Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period. Actual tariffs charged are based on shipping points along the pipeline system, volume and length of contract.
(4) Based on reported revenues from transportation and storage divided by delivered and stored barrels over the same time period. Actual rates are based on contract volume and length.

FORWARD LOOKING STATEMENTS
This press release includes various “forward-looking statements.” All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. These statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, closing and funding of acquisitions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, May 5, 2017, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by the information in our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

NON-GAAP FINANCIAL MEASURES
This press release includes the terms Adjusted EBITDA and cash available for distribution. We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, and depreciation, amortization and accretion, plus cash distributed to Shell Midstream Partners, L.P. from equity investments for the applicable period, less income from equity investments. We define Adjusted EBITDA attributable to Shell Midstream Partners as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. References to cash available for distribution refer to Adjusted EBITDA attributable to Shell Midstream Partners, less maintenance capital expenditures attributable to Shell Midstream Partners, net interest paid, cash reserves and income taxes paid, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners and certain one-time payments not reflected in net income. Cash available for distribution will not reflect changes in working capital balances.
May 5, 2017

The information in this Report reflects the unaudited consolidated financial position and results of Shell Midstream Partners, L.P.

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